WILLIAM H. PICKLE
SERGEANT AT ARMS

SUITE S-151
THE CAPITOL
WASHINGTON, DC 20510-7200
(202) 224-2341

United States Senate

OFFICE OF THE SERGEANT AT ARMS

September 30, 2004

Sandra J. Selha
Executive Administrator
Management Solutions & Systems, Inc.
8540 Ashwood Drive
Capitol Height, MD 20743

RE: Contract 2004-C-066 PMAS

Dear Ms. Selha:

This letter is to officially notify you that the United States Senate Office of the Sergeant at Arms has awarded your company, Management Solutions & Systems Inc., Senate Contract No. 2004-C-066 entitled "Print Management and Accounting System". The contract and purchase order will be forwarded to you under a separate cover letter.

Should you have any questions or require any additional information, please contact Jill Johnson at (202) 224-8498.

Sincerely,

Kathleen M. Haddow

Kathleen M. Haddow
Senior Procurement and Contracting Specialist

cc: Jill Johnson, United States Senate